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As filed with the Securities and Exchange Commission on May 17, 2004
                                                    Registration No. 333-

                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                         Form S-8

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   HOME PROPERTIES, INC.
                  (exact name of registrant as specified in its charter)

                MARYLAND                                 16-1455126
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                    Identification No.)

   850 Clinton Square, Rochester, New York                  14604
   (Address of Principal Executive Offices)               (Zip Code)

                           HOME PROPERTIES RETIREMENT SAVINGS PLAN
                                  (Full title of the Plan)

                                   Ann M. McCormick, Esq.
                   Executive Vice President, Secretary and General Counsel
                                    Home Properties, Inc.
                                     850 Clinton Square
                                  Rochester, New York 14604
                                       (585) 546-4900
                                       (585) 232-3147
                      (Name, address, including zip code, and telephone
                     number, including area code, of agent for service)

                                          Copy to:
                                 Deborah McLean Quinn, Esq.
                                      Nixon Peabody LLP
                                     900 Clinton Square
                                  Rochester, New York 14604
                                       (585) 263-1307
                                       (585) 263-1600

                             CALCULATION OF REGISTRATION FEE

                  Proposed          Proposed
Title of          Maximum           Maximum
Securities        Offering          Aggregate       Amount of
to be             Amount to be      price per       Offering      Registration
Registered(1)     Registered(1)     share(2)        Price(2)      Fee
-------------     -------------     ----------      ----------    ------------
Common Stock      50,000            $37.65          $1,882,500    $238.51
$.01 par value

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration  statement covers an  indeterminate  amount of interests to be offered or sold pursuant to the Home Properties Retirement Savings Plan.

(2)  Inserted  solely  for the  purpose  of  calculating  the  registration  fee pursuant  to Rule  457(h)  and based  upon the  average of the high and low prices for the  registrant's  Common  Stock on the New York Stock  Exchange reported as of May 14, 2004.

Approximate  date of commencement of the proposed  issuance of the securities to the  public:  From  time  to  time  after  the  Registration  Statement  becomes effective.

                                EXPLANATORY NOTE

     Home  Properties of New York,  Inc. filed a Registration  Statement on Form
S-8  on  September  24,  1996  (Registration  No.  333-12551)  relating  to  the registration of shares of common stock of Home Properties of New York, Inc.

     Pursuant to General Instruction E of Form S-8, this Registration  Statement on Form S-8 registers an additional  50,000 shares of the Company's common stock which may be acquired under the Company's Retirement Savings Plan.

     The  contents of the  previous  Registration  Statement,  Registration  No.
333-12551 are incorporated herein by reference.

     Pursuant to a filing on September 24, 2003, an Amendment to the Articles of
incorporation  Home  Properties  of New  York,  Inc.  filed  with  the  Maryland
Department of Assessments and Taxation  changed the  corporation's  name to Home
Properties, Inc.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities  offered hereby will be passed upon by Nixon
Peabody LLP,  Rochester,  New York.  Certain  partners of Nixon  Peabody LLP own equity  equal to less than 1% of the equity of Home  Properties,  Inc.  and Home
Properties, L.P. on a fully diluted basis.

Item 8. Exhibits.

     See  Exhibit Index.

                                   SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all the requirements  for filing on Form S-8, and has duly caused this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  City of  Rochester,  State of New  York,  on the 17 day of
May, 2004.

                                        HOME PROPERTIES, INC.

                                        By:   /s/ Edward J. Pettinella
                                                 Edward J. Pettinella
                                                 President and Chief
                                                 Executive Officer

KNOW ALL PERSONS BY THESE  PRESENTS,  that each person whose  signature  appears below hereby severally  constitutes and appoints Edward J. Pettinella,  David P.
Gardner and Ann M. McCormick each of them, his true and lawful  attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name,  place and stead, in any and all capacities to sign any and all amendments
(including post-effective amendments) to the Registration Statement, and to file the  same,  with  all  exhibits  thereto,  and  other  documents  in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agents,  and each of them,  full power and authority to do and perform each and every act and thing  requisite  or  necessary  fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming  all that each said  attorneys-in-fact  and  agents or any of them or their or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following  persons in the capacities and on the dates indicated.

/s/ Edward J. Pettinella       Director, President and CEO       May 17, 2004
Edward J. Pettinella           (Principal Executive Officer)

/s/ David P. Gardner           Executive Vice President and      May 17, 2004
David P. Gardner               Chief Financial Officer
                               (Principal Financial
                                and Accounting Officer)

/s/ Norman P. Leenhouts        Director                          May 17, 2004
Norman P. Leenhouts

/s/ Nelson B. Leenhouts        Director                          May 17, 2004
Nelson B. Leenhouts

/s/ William Balderston, III    Director                          May 17, 2004
William Balderston, III

/s/ Alan L. Gosule             Director                          May 17, 2004
Alan L. Gosule

/s/ Leonard F. Helbig, III     Director                          May 17, 2004
Leonard F. Helbig, III

/s/ Roger W. Kober             Director                          May 17, 2004
Roger W. Kober

/s/ Clifford W. Smith, Jr.     Director                          May 17, 2004
Clifford W. Smith, Jr.

/s/ Paul L. Smith              Director                          May 17, 2004
Paul L. Smith

/s/ Amy L. Tait                Director                          May 17, 2004
Amy L. Tait

The Plan.  Pursuant  to the  requirements  of the  Securities  Act of 1933,  the trustees (or other persons who administer the Home Properties Retirement Savings
Plan) have duly caused this registration statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Rochester,  State of
New York, on May 17, 2004.

                                 HOME PROPERTIES RETIREMENT SAVINGS PLAN

                                 By: /s/ David P. Gardner
                                 -----------------------------------------------
                                 On behalf of the Administrative Committee,
                                       the Administrator of the Plan

                                  EXHIBIT INDEX

Exhibit
  No.         Description                           Location
-------       --------------                        -----------

  4.1          Articles of Amendment and            Incorporated by reference to
               Restatement of Articles of           the Home Properties of
               Incorporation of Home                New York, Inc. Registration
               Properties of New York, Inc.         Statement on Form S-11, file
                                                    No. 33-78862 (the "S-11
                                                    Registration Statement").

  4.2          Articles of Amendment of             Incorporated by reference to
               Articles of Incorporation            the Form 8-K filed by Home
               of Home Properties of                Properties of New York, Inc.
               New York, Inc                        on July 2, 1999.

  4.3         Intentionally Omitted

  4.4         Intentionally Omitted

  4.5         Intentionally Omitted

  4.6         Series D Convertible Cumulative       Incorporated by reference to
              Preferred Stock Articles              the Form 8-K filed by Home
              Supplementary to the Amended          Properties of New York, Inc.
              and Restated Articles of              on June 12, 2000.
              Incorporation of Home Properties
              of New York, Inc.

  4.7         Intentionally Omitted

  4.8         Amended and Restated By-Laws          Incorporated by reference to
              of Home Properties of New             the Form 8-K filed by Home
              York, Inc.                            Properties of New York, Inc,
                                                    on January 7, 1997.

  4.9         Amended and Restated By-Laws          Incorporated by reference to
              of Home Properties, Inc.              Exhibit 3.1 to the Form 8-K
                                                    filed by Home Properties of
                                                    New York, Inc. on January 7,
                                                    1997, File No. 001-13136.

  4.10       Articles of Amendment of the           Incorporated by reference to
             Articles of Incorporation of Home      Exhibit 3.11 to the Form 10-
             Properties of New York, Inc.           Q filed by Home Properties,
                                                    Inc. on May 10, 2004, File
                                                    No.001-13136

  4.11       Amendment Number One to                Incorporated by reference to
             Amended and Restated Bylaws of         Exhibit 3.12 to the Form 10-
             Home Properties, Inc.                  Q filed by Home Properties,
                                                    Inc. on May 10, 2004, File
                                                    No.001-13136
4.12         Intentionally Omitted

5.1          Opinion of Nixon Peabody LLP           Filed herewith.

23.1         Consent of Nixon Peabody LLP           Contained in opinion filed
                                                    as Exhibit 5 to this
                                                    Registration Statement.

23.2         Consent of PricewaterhouseCoopers      Filed herewith
             LLP, independent accountants

23.3         Consent of Insero, Kasperski,          Filed herewith
             Ciaccia and Co., P.C., with respect
             to plan financial Statements